  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" in the Prospectuses  and "Financial  Statements" in the Statement of
Additional   Information  and  to  the   incorporation   by  reference  in  this
Registration Statement (Form  N-1A)(Post-Effective  Amendment No. 59 to File No.
2-75526;  Amendment No. 59 to File No. 811-3363) of Delaware Group  Limited-Term
Government  Funds of our report dated  February  10, 2006,  included in the 2005
Annual Report to shareholders.

/s/ERNST & YOUNG LLP
Philadelphia, Pennsylvania
April 19, 2006